Exhibit 10.5

FIFTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

        THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 1st day of October, 2004, among PSS World Medical, Inc., a Florida corporation (“PSS”), Gulf South Medical Supply, Inc., a Delaware corporation (“Gulf South”), Physician Sales & Services Limited Partnership, a Florida limited partnership (“PSS LP”), and WorldMed Shared Services, Inc., a Florida corporation (“WorldMed”; PSS, Gulf South, PSS LP and WorldMed are referred to hereinafter each individually as a “Borrower” and collectively as “Borrowers”), PSS Holding, Inc., a Florida corporation (“PSS Holding”), PSS Service, Inc., a Florida corporation (“PSS Service”), Physician Sales & Service, Inc., a Florida corporation (“Physician Sales & Service”), Highpoint Healthcare Distribution, Inc., a Nevada corporation (“Highpoint Healthcare”), ProClaim, Inc., a Tennessee corporation (“ProClaim”), Ancillary Management Solutions, Inc., a Tennessee corporation (“Ancillary”), and ThriftyMed, Inc., a Florida corporation (“ThriftyMed”; PSS Holding, PSS Service, Physician Sales & Service, Highpoint Healthcare, ProClaim, Ancillary and ThriftyMed are referred to hereinafter each individually as a “Guarantor” and collectively as “Guarantors”), the Lenders party to this Amendment (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (the “Agent”).

W  I  T  N  E  S  S  E  T  H

        WHEREAS, Borrowers, Guarantors, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of May 20, 2003, pursuant to which the Lenders agreed to make certain loans to Borrowers (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”); and

        WHEREAS, Borrowers, Guarantors, the Lenders and the Agent desire to enter into this Amendment for the purpose of amending the Credit Agreement in certain respects.

        NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

2. The Credit Agreement is hereby amended as follows:

(a) By deleting the reference to “March 31, 2005” contained in Section 3.2 of the Credit Agreement and by substituting in lieu thereof a reference to “March 31, 2007".

(b) By deleting Section 5.2(l) of the Credit Agreement in its entirety and by substituting in lieu thereof the following new Section 5.2(l):

    (l)        No later than five Business Days after the date of the most recent Borrowing Base Certificate, an updated Borrowing Base Certificate as of a date subsequent to the date of such prior Borrowing Base Certificate, together with allsupporting information with respect thereto in accordance with Section 9 of the Security Agreement, provided, however, that at any time Excess Availability is equal to or greater than $60,000,000, the Agent may, in its discretion and without the need for any further approval or consent from any of the Lenders, permit the Borrowers to provide, following written notice to the Borrower from Agent, such updated Borrowing Base Certificate and supporting information up to five Business Days following the last day of the most recent fiscal month ended.

(c) By deleting the definition of “Applicable Margin” contained in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definition:

“Applicable Margin” means

(i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Loans and Letter of Credit Fees),

(a) through September 30, 2004, 0.00%; and

(b) from October 1, 2004 to the date on which such Applicable Margin is adjusted as provided herein, (0.25%); and

(ii) with respect to LIBOR Loans,

(a) through September 30, 2004, 2.00%; and

(b) from October 1, 2004 to the date on which such Applicable Margin is adjusted as provided herein, 1.75%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Leverage Ratio, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrowers’ quarterly Financial Statements to Lenders for the fiscal quarter ending March 26, 2005. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If the Ratio of Adjusted Funded Debt to EBITDA is:	Level of Applicable Margins:
> 3.5 to 1.0	Level I
> 3.0 to 1.0 but < 3.5 to 1.0	Level II
> 2.5 to 1.0 but < 3.0 to 1.0	Level III
> 2.0 to 1.0 but < 2.5 to 1.0	Level IV
< 2.0 to 1.0	Level V

	Applicable Margins
	Level I	Level II	Level III	Level IV	Level V
Base Rate Loans	0.50%	0.25%	0.00%	(0.25%)	(0.50%)
LIBOR Loans	2.50%	2.25%	2.00%	1.75%	1.50%

All adjustments in the Applicable Margins after the adjustments with respect to the fiscal quarter ending March 26, 2005 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrowers shall deliver to the Agent and the Lenders a certificate, signed by a Designated Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. In the event that, subsequent to the setting of the Applicable Margins based on the Borrowers’ unaudited Financial Statements as of the end of the last fiscal quarter of any Fiscal Year, the Borrowers deliver their audited Financial Statements as of the end of such Fiscal Year and such audited Financial Statements call for a higher level set forth in the foregoing grid, such higher level shall apply retroactively to the date of the setting of the Applicable Margins based on such unaudited Financial Statements. Failure to timely deliver such Financial Statements shall, at the election of the Agent and in addition to any other remedy provided for in the Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

The foregoing Applicable Margins and corresponding interest rates shall supersede those interest rates stated in the Third Amendment to Loan and Security Agreement dated March 1, 2004.

(d) By deleting the definition of “Early Termination Fee” set forth in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definition:

“Early Termination Fee” means the fee due and payable to the Agent, for the benefit of the Lenders in accordance with their Pro Rata Shares, in an amount equal to one percent (1%) of the Maximum Revolver Amount if the Agreement is terminated by the Borrowers prior to March 31, 2007; provided, however, no such fee shall be due and payable if the Agreement is terminated in connection with a refinancing in full of the Obligations under the Agreement with another lending department of the Bank.

(e) By deleting clause (b) from the definition of “Permitted Acquisition” set forth in Annex A to the Credit Agreement and by substituting in lieu thereof the following new clause (b):

    (b)        the purchase price for such acquisition does not exceed $10,000,000 individually (or $30,000,000 in the case of the contemplated acquisition of Skoronski Corporation) or $75,000,000 in the aggregate for all such acquisitions (it being understood that (i) purchase price shall include all cash paid at closing, all Debt described in Section 7.13(f), and all other purchase price consideration (other than good faith “earn out” consideration not intended as a substitute for cash consideration to circumvent the limitations contained in this definition) in connection with such acquisition, and (ii) such $75,000,000 aggregate amount shall be calculated by adding the purchase price from all acquisitions consummated on or after May 20, 2003 through and including the Termination Date);

    (f)        By deleting the reference to “$55,000,000” contained in the definition of “Permitted Stock Redemptions” set forth in Annex A to the Credit Agreement and by substituting in lieu thereof a reference to “$80,000,000".

    (g)        By deleting the definition of “Stated Termination Date” set forth in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definition:

“Stated Termination Date” means March 31, 2008.

    (h)        By deleting Schedule 1.1 of the Credit Agreement and replacing it with the Schedule 1.1 attached hereto.

    3.        The effectiveness of this Amendment is expressly conditioned upon the following:

(a) the due execution and delivery of this Amendment by each of the parties hereto; and

    (b)        the delivery to the Agent of such affidavits and other items as the Agent may require evidencing that this Amendment has been executed and delivered by Borrowers and Guarantors outside of the State of Florida.

    4.        To induce the Agent and the Lenders to enter into this Amendment, Borrowers and Guarantors hereby represent and warrant that, as of the date hereof, there exists no Default or Event of Default under the Credit Agreement.

    5.        Borrowers and Guarantors hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement, as modified hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

    6.        Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to the Agent and the Lenders.

    7.        Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

    8.        Borrowers and Guarantors agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

    9.        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

    10.        This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

    11.        This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

[Signatures commence on following page.]

        IN WITNESS WHEREOF, Borrowers, Guarantors, the Agent and the Lenders have caused this Fifth Amendment to be duly executed as of the date first above written.

BORROWERS: GUARANTORS: LENDERS: AGENT:	PSS WORLD MEDICAL, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

GULF SOUTH MEDICAL SUPPLY, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

PHYSICIAN SALES & SERVICE
LIMITED PARTNERSHIP

By:  PSS World Medical, Inc.,
         Its general partner

         By:  /s/ David D. Klarner
          Name:   David D. Klarner
          Title:     Vice President

WORLDMED SHARED SERVICES, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

PSS HOLDING, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

PSS SERVICE, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

PHYSICIAN SALES & SERVICE, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

HIGHPOINT HEALTHCARE
DISTRIBUTION, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

PROCLAIM, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

ANCILLARY MANAGEMENT
SOLUTIONS, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

THRIFTYMED, INC.

By:  /s/ David D. Klarner
Name:   David D. Klarner
Title:     Vice President

BANK OF AMERICA, N.A.

By:  /s/ Mark Herdman
Name:   Mark Herdman
Title:     Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:  /s/ Steve Wagnblas
Name:   Steve Wagnblas
Title:     Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Brian R. O'Fallon
Name:   Brian R. O'Fallon
Title:     Director

THE CIT GROUP/BUSINESS CREDIT, INC.

By:  /s/ Arthur R. Cordwell Jr.
Name:   Arthur R. Cordwell Jr.
Title:     Vice President

BANK OF AMERICA, N.A.

By:  /s/ Mark Herdman
Name:   Mark Herdman
Title:     Vice President

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment	Pro Rata Share
Bank of America, N.A	$88,000,000	44.00%
General Electric Capital Corporation	$47,000,000	23.50%
Wachovia Bank, National Association	$35,000,000	17.50%
The CIT Group/Business Credit, Inc.	$30,000,000	15.00%